Exhibit 2

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Ernst & Young LLP

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Phone:

403 290-4100

Chartered Accountants

Fax:

403 290-4265

1000 Ernst & Young Tower

440 2 Avenue SW

Calgary, Alberta, Canada T2P 5E9

February 28, 2005

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers

The Office of the Administrator, Securities Administration Branch, New Brunswick

Nova Scotia Securities Commission

Registrar of Securities, Prince Edward Island

Securities Commission of Newfoundland and Labrador

Registrar of Securities, Government of Northwest Territories

Registrar of Securities, Government of Yukon Territory

Registrar of Securities, Government of Nunavut

Dear Sirs:

Re:  Talisman Energy Inc. (the “Company”)

We refer to the short form base prospectus supplement of the Company dated December 18, 2003 related to the sale and distribution of up to US$1,000,000,000 aggregate principal amount of debt securities of the Company (the “Prospectus”).

We consent to the use, through incorporation by reference in the Prospectus, of our report dated February 28, 2005 to the shareholders of the Company on the following consolidated financial statements of the Company:

Consolidated Balance Sheets as at December 31, 2004 and 2003; and

Consolidated Statements of Income, Retained Earnings and Cash Flows for each of the years in the three-year period ended December 31, 2004.

We report that we have read the Prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the financial statements upon which we have reported or that are within our knowledge as a result of our audits of such financial statements.

Exhibit 2

!@

•

Ernst & Young LLP

•

Phone:

403 290-4100

Chartered Accountants

Fax:

403 290-4265

1000 Ernst & Young Tower

440 2 Avenue SW

Calgary, Alberta, Canada T2P 5E9

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose.  Any use that a third party makes of this letter, or any reliance or decisions made based on it, are the responsibility of such third parties.  We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly,

“Ernst & Young LLP”